Exhibit 10.5

AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

Dated as of January 3, 2005, as amended and restated as of March 10, 2006

COMPUCREDIT

CREDIT CARD MASTER NOTE BUSINESS TRUST III

between

COMPUCREDIT CORPORATION

and

COMPUCREDIT FUNDING CORP. III

TABLE OF CONTENTS

		Page
	ARTICLE I
	DEFINITIONS

Section 1.01.	Definitions	1

Section 1.02.	Other Definitional Provisions	8

	ARTICLE II
	PURCHASE AND CONVEYANCE OF RECEIVABLES

Section 2.01.	Purchase	10

Section 2.02.	Addition of Supplemental Accounts	11

Section 2.03.	Addition of Automatic Additional Accounts	12

Section 2.04.	Representations and Warranties	13

	ARTICLE III
	CONSIDERATION AND PAYMENT

Section 3.01.	Purchase Price	14

Section 3.02.	Adjustments to Purchase Price	14

Section 3.03.	Use of Name, Logo and Marks	14

	ARTICLE IV
	REPRESENTATIONS AND WARRANTIES

Section 4.01.	Representations and Warranties of CompuCredit	15

Section 4.02.	Representations and Warranties of CompuCredit Relating to the Agreement and the Receivables	16

Section 4.03.	Representations and Warranties of CFC	17

	ARTICLE V
	COVENANTS

Section 5.01.	Covenants of CompuCredit	19

Section 5.02.	Covenants of CompuCredit with Respect to Receivables Purchase Agreements	21

	ARTICLE VI
	INDEMNITY AND REPURCHASE OBLIGATION

Section 6.01.	Indemnity for Ineligible Receivables	22

Section 6.02.	Reassignment of Noteholders’ Interest in Trust Portfolio	22

	ARTICLE VII
	CONDITIONS PRECEDENT

Section 7.01.	Conditions to CFC’s Obligations Regarding Initial Receivables	23

Section 7.02.	Conditions Precedent to CompuCredit’s Obligations	23

TABLE OF CONTENTS

(continued)

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of January 3, 2005, as amended and restated as of March 10, 2006, by and between COMPUCREDIT CORPORATION, a Georgia corporation (together with its permitted successors and assigns, “CompuCredit”) and COMPUCREDIT FUNDING CORP. III, a Nevada corporation (together with its permitted successors and assigns, “CFC”).

W I T N E S S E T H:

WHEREAS, CFC desires to purchase, from time to time, Receivables (hereinafter defined) sold to CompuCredit by Columbus Bank and Trust Company, a state chartered bank organized under the laws of the State of Georgia (together with its permitted successors and assigns, “Columbus Bank”) and arising under certain credit card accounts of Columbus Bank;

WHEREAS, CFC may in the future desire to purchase, from time to time, certain Receivables sold to CompuCredit by another Account Owner (hereinafter defined) and arising under certain credit card accounts of such Account Owner;

WHEREAS, CompuCredit desires to sell and assign from time to time certain Receivables to CFC upon the terms and conditions hereinafter set forth;

WHEREAS, CompuCredit and CFC entered into that Receivables Purchase Agreement, dated as of January 3, 2005 (the “Prior RPA”);

WHEREAS, CompuCredit and CFC desire to amend and restate the Prior RPA in its entirety;

NOW, THEREFORE, it is hereby agreed by and between CFC and CompuCredit as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. The following words and phrases shall have the following meanings:

“Account” shall mean each consumer revolving credit card account established pursuant to a Credit Card Agreement between an Account Owner and any Person, which account is identified by the bank identification numbers and the bank numbers specified on Schedule I hereto as such schedule may be amended from time to time, and by account number and by the receivables balance in the Account Schedule delivered to CFC by CompuCredit as required pursuant to Section 2.01, including, without limitation, each Initial Account, each Additional Account, each Related Account, and each Transferred Account. The term “Account” shall refer to an Additional Account only from and after the Addition Date with respect thereto.

“Account Owner” shall mean Columbus Bank, First Bank & Trust, First Bank of Delaware or any other entity which is the issuer of the credit card relating to an Account pursuant to a Credit Card Agreement.

“Account Schedule” shall mean a computer file or microfiche list delivered by CompuCredit to CFC containing a true and complete list of all Accounts, identified by bank identification number and by bank number and by account number and setting forth the aggregate amount of Principal Receivables outstanding in such Accounts (a) as of the Initial Cut-Off Date (for the Account Schedule delivered on the Closing Date), (b) as of the Determination Date immediately succeeding the end of the related Monthly Period during which the Addition Date occurred (for any Account Schedule relating to Automatic Additional Accounts) and (c) as of the Addition Cut-Off Date (for any Account Schedule relating to Supplemental Accounts).

“Additional Account” shall mean each Automatic Additional Account and each Supplemental Account.

“Addition Cut-Off Date” shall mean (i) with respect to Supplemental Accounts, the date specified in the notice delivered with respect thereto pursuant to Section 2.02, and (ii) with respect to Automatic Additional Accounts, the later of the date on which such Automatic Additional Accounts are originated and the date on which such Accounts are designated as Automatic Additional Accounts pursuant to Section 2.03.

“Addition Date” shall mean (a) with respect to Automatic Additional Accounts, the later of the date on which such Accounts are originated and the date on which such Accounts are designated as Automatic Additional Accounts pursuant to Section 2.03 and (b) with respect to Supplemental Accounts, the date from and after which such Supplemental Accounts are to be included as Accounts pursuant to Section 2.02.

“Affinity Agreement” shall mean, as applicable, (i) the CB&T Affinity Agreement; (ii) the FBOD Affinity Agreement, (iii) the FB&T Affinity Agreement and (iv) any future affinity agreement substantially in the form of the agreements specified in (i), (ii) or (iii) above, entered into by CompuCredit and an Account Owner.

“Agreement” shall mean this Receivables Purchase Agreement, as it may be amended, amended and restated, supplemented, or otherwise modified from time to time.

“Automatic Additional Account” shall mean each consumer revolving credit card account established pursuant to a Credit Card Agreement between an Account Owner and any Person with respect to which one or more credit cards are issued to a cardholder, which credit card account is identified by the bank identification numbers and the bank numbers specified on Schedule I hereto, as such schedule may be amended from time to time, and which comes into existence after the Initial Cut-Off Date.

“Automatic Addition Suspension Date” shall have the meaning specified in subsection 2.03(a).

“Automatic Addition Termination Date” shall have the meaning specified in subsection 2.03(a).

“Business Day” shall mean any day other than (a) a Saturday or Sunday or (b) any other day on which national banking associations or state banking institutions in New York, New York, Atlanta, Georgia, Columbus, Georgia, Las Vegas, Nevada or any other city in which the principal executive offices of CompuCredit, CFC or any Account Owner, as the case may be, are located, are authorized or obligated by law, executive order or governmental decree to be closed.

“Cash Advance Fees” shall mean cash advance transaction fees, if any, as specified in the Credit Card Agreement applicable to each Account.

“CB&T Affinity Agreement” shall mean the Amended and Restated Affinity Card Agreement and Accounts Ownership and Administration Agreement dated as of December 5, 2005, among Columbus Bank, CompuCredit and CompuCredit Acquisition Corporation, as such agreement has previously been and may hereafter be amended, modified or supplemented from time to time.

“CFC” shall have the meaning specified in the Recitals hereto.

“Closing Date” shall mean January 3, 2005.

“Collections” shall mean all payments by or on behalf of Obligors (including Insurance Proceeds) received in respect of the Receivables, in the form of cash, checks, wire transfers, electronic transfers, ATM transfers or any other form of payment and all other amounts specified by this Agreement as constituting Collections, including Interchange, Insurance Proceeds, and Recoveries with respect to the Receivables.

“Columbus Bank” shall have the meaning specified in the Recitals hereto.

“CompuCredit” shall have the meaning specified in the Recitals hereto.

“Conveyance” shall have the meaning specified in subsection 2.01(a).

“Conveyance Papers” shall have the meaning specified in subsection 4.01(a)(iii).

“Credit Adjustment” shall have the meaning specified in Section 3.02.

“Credit Card Agreement” shall mean, with respect to a revolving credit card account, the agreements (including any applicable truth-in-lending disclosure statements) between an Account Owner and the Obligor governing the terms and conditions of such account, as such agreements or statements may be amended, modified or otherwise changed from time to time and as distributed (including any amendments and revisions thereto) to holders of such account.

“Credit Card Guidelines” shall mean the respective policies and procedures of the Servicer or the applicable Account Owner or, with respect to the Initial Accounts, Columbus Bank, as such policies and procedures relate to the Accounts and as such may be amended from time to time, (a) relating to the operation of its credit card business, which generally are applicable to its portfolio of revolving credit card accounts or, in the case of an Account Owner that has only a portion of its portfolio subject to an Affinity Agreement, applicable to such portion of its portfolio, and in each case which are consistent with prudent practice, including the policies and procedures for determining the creditworthiness of credit card customers and the extension of credit to credit card customers, and (b) relating to the maintenance of credit card accounts and collection of credit card receivables.

“Debtor Relief Laws” shall mean (i) the United States Bankruptcy Code and (ii) all other applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect affecting the rights of creditors generally.

“Defaulted Receivables” shall mean, with respect to any Monthly Period, all Principal Receivables (i) which are charged off as uncollectible in such Monthly Period in accordance with the Credit Card Guidelines or the Servicer’s customary and usual servicing procedures for servicing revolving credit card accounts; (ii) as to which any payment or part thereof remains unpaid for 180 days or more from the original due date for such Receivables; (iii) as to which the Obligor thereof is currently the debtor in a case under the United States Bankruptcy Code; or (iv) as to which the Obligor is deceased. A Principal Receivable shall become a Defaulted Receivable no later than on the day on which such Principal Receivable is recorded as charged-off on the Servicer’s computer file of revolving credit card accounts.

“Determination Date” shall mean either (i) the twelfth (12th) calendar day of each month (or, if the twelfth calendar day is not a Business Day, then the next Business Day) or (ii) such earlier date agreed to by CompuCredit and CFC.

“Dollars,” “$” or “U.S. $” shall mean (a) United States dollars or (b) denominated in United States dollars.

“Eligible Account” shall mean a consumer revolving credit card account owned by Columbus Bank, First Bank & Trust, First Bank of Delaware or another Account Owner which, as of the Initial Cut-Off Date or the applicable Addition Cut-Off Date, has the following characteristics:

(a) is a consumer revolving credit card account in existence and maintained by an Account Owner;

(b) is payable in Dollars;

(c) has an Obligor who has provided, as his or her most recent billing address, an address located in the United States or its territories or possessions or a military address;

(d) does not have any Receivables that are Defaulted Receivables;

(e) does not have any Receivables that have been identified by the applicable Account Owner, the Servicer or the relevant Obligor as having been incurred as a result of fraudulent use of any related credit card;

(f) has not been identified as an Account with respect to which the related card has been lost or stolen;

(g) does not have any Receivables that give rise to any claim against any government agency, including, without limitation, the United States or any state thereof, or any agency, instrumentality, or department thereof; and

(h) has been originated in accordance with the Credit Card Guidelines.

“Eligible Receivable” shall mean each Receivable:

(a) which has arisen in an Eligible Account;

(b) which was created in compliance, in all material respects, with all Requirements of Law applicable to the institution which owned such Receivable at the time of its creation and pursuant to a Credit Card Agreement which complies in all material respects with all Requirements of Law applicable to the Account Owner;

(c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable or the execution, delivery and performance by an Account Owner of the Credit Card Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect;

(d) as to which at the time of the transfer of such Receivable to CFC, CFC will have good and marketable title thereto, free and clear of all Liens;

(e) which has been the subject of a valid transfer and assignment from CompuCredit to CFC of all CompuCredit’s right, title and interest therein;

(f) which is the legal, valid and binding payment obligation of the Obligor thereon enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws or by general principles of equity (whether considered in a proceeding at law or in equity), and except as such enforceability may be limited by a right to offset, recoupment, adjustment or any other claim under 12 CFR §226.12(c), 12 CFR §226.13(d) or the Servicemembers’ Civil Relief Act of 2003;

(g) which constitutes either an “account” or a “payment intangible” as defined in Article 9 of the New York UCC and Article 9 of the Georgia UCC;

(h) which, at the time of transfer to CFC, has not been waived or modified except as permitted in accordance with the Credit Card Guidelines and which waiver or modification is reflected in the Servicer’s computer file of revolving credit card accounts;

(i) which, at the time of transfer to CFC, is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the Obligor, other than defenses arising out of Debtor Relief Laws;

(j) as to which, at the time of transfer to CFC, Columbus Bank or any other Account Owner, as the case may be, has satisfied all of its obligations required to be satisfied by such time; and

(k) as to which, at the time of transfer to CFC, none of CompuCredit, Columbus Bank or any other Account Owner, as the case may be, has taken any action which would impair, or omitted to take any action the omission of which would impair, the rights of CFC therein.

“FB&T Affinity Agreement” shall mean the Amended and Restated Affinity Card Agreement dated as of December 28, 2005, between First Bank & Trust and CompuCredit, as such agreement has previously been and may hereafter be amended, modified or supplemented from time to time.

“FBOD Affinity Agreement” shall mean the Affinity Card Agreement dated as of February 16, 2005, between First Bank of Delaware and CompuCredit, as such agreement has previously been and may hereafter be amended, modified or supplemented from time to time.

“Finance Charge Receivables” shall mean all Receivables that constitute (i) Periodic Rate Finance Charges, (ii) Cash Advance Fees, (iii) annual membership fees and annual service charges, (iv) Late Fees, and (v) Overlimit Fees. Collections of Finance Charge Receivables shall include (a) Interchange, (b) Recoveries, (c) all Collections in respect of Ineligible Receivables (to the extent that such Ineligible Receivables have not been repurchased pursuant to this Agreement), and (d) all amounts paid by an Account Owner to CompuCredit in connection with the purchase of Receivables by such Account Owner pursuant to the applicable Affinity Agreement in respect of the Receivables arising in Accounts owned by such Account Owner.

“Governmental Authority” shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Ineligible Receivable” has the meaning set forth in Section 6.01.

“Initial Account” shall mean each consumer revolving credit card account existing on the Initial Cut-Off Date and listed on the Account Schedule delivered by CompuCredit to CFC on the Closing Date.

“Initial Cut-Off Date” shall mean the close of business on January 3, 2005.

“Insolvency Event” shall have the meaning specified in Section 8.02.

“Insurance Proceeds” shall mean any amounts received pursuant to any credit insurance policies covering any Obligor with respect to Receivables under such Obligor’s Account.

“Interchange” shall mean all interchange fees payable to an Account Owner (net of any interchange fees paid by such Account Owner), in its capacity as credit card issuer,

through a credit card association, in connection with cardholder charges for goods or services with respect to the Accounts.

“Late Fees” shall have the meaning specified in the Credit Card Agreement applicable to each Account for late fees or similar terms.

“Lien” shall mean any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, equity interest, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, or any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing.

“Monthly Period” shall mean the preceding calendar month.

“Obligor” shall mean, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof, but excluding any merchant.

“Overlimit Fees” shall have the meaning specified in the Credit Card Agreement applicable to each Account for overlimit fees or similar terms if such fees are provided for with respect to such Account.

“Periodic Rate Finance Charges” shall have the meaning specified in the Credit Card Agreement applicable to each Account for finance charges (due to periodic rate) or any similar term.

“Person” shall mean any person or entity, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity or organization of any nature, whether or not a legal entity.

“Principal Receivables” shall mean all Receivables other than Finance Charge Receivables.

“Purchase Price” shall have the meaning specified in subsection 3.01(a).

“Purchased Assets” shall have the meaning specified in subsection 2.01(a).

“Receivables” shall mean all amounts owing by the Obligors under the Accounts from time to time, including amounts owing for Principal Receivables and Finance Charge Receivables.

“Recoveries” shall mean all amounts received with respect to Receivables which have been previously charged off.

“Related Account” shall mean an Account with respect to which a new credit account number has been issued by the applicable Account Owner or Servicer under circumstances resulting from an error or a lost or stolen credit card not requiring standard application and credit evaluation procedures under the Credit Card Guidelines, provided that such Related Account can be traced or identified, by reference to or by way of an Account Schedule, as an Account into which an Account has been transferred.

“Requirements of Law” shall mean any law, treaty, rule or regulation, or determination of (or agreement with) an arbitrator or Governmental Authority, whether federal, state or local (including usury laws, the Federal Truth in Lending Act and Regulation B and Regulation Z of the Board of Governors of the Federal Reserve System), and, when used with respect to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person.

“Restart Date” shall have the meaning specified in subsection 2.03(a).

“Servicer” shall mean CompuCredit Corporation as Servicer.

“Supplemental Account” shall mean each Eligible Account that is designated pursuant to Section 2.02 to be included as an Account and is identified in an Account Schedule delivered to CFC by CompuCredit pursuant to Section 2.01.

“Supplemental Conveyance” shall have the meaning specified in Section 2.02.

“Transferred Account” shall mean each account (other than a Related Account) into which an Account shall be transferred, provided that such transfer was made in accordance with the Credit Card Guidelines, and further provided that such Transferred Account can be traced or identified, by reference to or by way of an Account Schedule, as an Account into which an Account has been transferred.

“UCC” shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction.

Section 1.02. Other Definitional Provisions.

(a) All terms defined in this Agreement shall have the defined meanings when used in any certificate, other document, or Conveyance Paper made or delivered pursuant hereto unless otherwise defined therein.

(b) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, Subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

(c) All references herein to Collections, Finance Charge Receivables, Insurance Proceeds, Interchange, Principal Receivables, Receivables and Recoveries are references to Collections, Finance Charge Receivables, Insurance Proceeds, Interchange,

Principal Receivables, Receivables and Recoveries to the extent transferred by an Account Owner to CompuCredit pursuant to an Affinity Agreement.

(d) Terms used herein that are defined in the New York UCC and not otherwise defined herein shall have the meaning set forth in the New York UCC, unless the context requires otherwise.

[END OF ARTICLE I]

ARTICLE II

PURCHASE AND CONVEYANCE OF RECEIVABLES

Section 2.01. Purchase.

(a) In consideration of the payment of the Purchase Price as provided herein, CompuCredit does hereby sell, transfer, assign, set over and otherwise convey to CFC (the “Conveyance”), without recourse except as provided herein, all its right, title and interest, whether now owned or hereafter acquired, in, to and under all Receivables existing at the close of business on the Initial Cut-Off Date and arising in the Initial Accounts (including Transferred Accounts and Related Accounts related to such Initial Accounts), and all Receivables existing on each Addition Cut-Off Date and arising in the related Additional Accounts (including Transferred Accounts and Related Accounts related to such Additional Accounts), and in each case thereafter created from time to time in such Accounts, all monies due or to become due and all amounts received or receivable with respect thereto, and all Collections with respect to such Receivables (all of the foregoing being the “Purchased Assets”). The Receivables existing in the Initial Accounts on the Initial Cut-Off Date and thereafter arising in the Initial Accounts on or prior to the Closing Date, and the related Purchased Assets, shall be and hereby are sold by CompuCredit and purchased by CFC on the Closing Date. Receivables arising in the Initial Accounts after the Closing Date and the related Purchased Assets shall be and hereby are sold by CompuCredit and purchased by CFC on the date such Receivables arise. The Receivables existing in Additional Accounts at the close of business on the related Addition Cut-Off Date and the Receivables arising after the Addition Cut-Off Date and on or before the Addition Date, and the related Purchased Assets, shall be and hereby are sold by CompuCredit and purchased by CFC on the related Addition Date. The Receivables arising after such Addition Date in such Additional Accounts and the related Purchased Assets shall be and hereby are sold by CompuCredit and purchased by CFC on the date such Receivables arise.

(b) CompuCredit shall (i) authorize and file, at its own expense, any financing statements (and amendments with respect to such financing statements when applicable) with respect to the Purchased Assets meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection of, the Conveyance of such Purchased Assets from CompuCredit to CFC, and (ii) deliver a file-stamped copy of such financing statements or other evidence of such filings to CFC as soon as is practicable after filing.

(c) CompuCredit shall, at its own expense, (i) on or prior to (x) the Closing Date, in the case of the Initial Accounts, and (y) the applicable Addition Date, in the case of Additional Accounts, indicate in its books and records that all Receivables arising in the Accounts and the related Purchased Assets have been conveyed to CFC in accordance with this Agreement and (ii) on or prior to the date referred to in clauses (i)(x) and (i)(y), deliver to CFC an Account Schedule (provided that such Account Schedule shall be provided in respect of Automatic Additional Accounts as soon as practicable after the Determination Date relating to the Monthly Period during which their respective Addition Dates occur) specifying for each such Account, as of the Initial Cut-Off Date, in the case of the Initial Accounts, and the applicable

Addition Cut-Off Date, in the case of Additional Accounts, (A) its account number, (B) the aggregate amount outstanding in such Account and (C) the aggregate amount of Principal Receivables in such Account. Each Account Schedule, as supplemented from time to time, shall be delivered to CFC. Once the books and records referenced in clause (i) of this paragraph have been indicated with respect to any Purchased Asset, CompuCredit agrees not to alter such indication during the remaining term of this Agreement unless and until CompuCredit has taken such action as is necessary or advisable to cause the interest of CFC in the Purchased Assets to continue to be perfected and of first priority.

(d) The parties hereto intend that the conveyance to CFC by CompuCredit of the Purchased Assets shall constitute a sale and not a secured borrowing including for accounting purposes. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, this Agreement shall constitute a security agreement under applicable law, and CompuCredit hereby grants to CFC a first priority perfected security interest in all of CompuCredit’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Purchased Assets and the proceeds thereof to secure the obligations of CompuCredit hereunder.

Section 2.02. Addition of Supplemental Accounts.

(a) From time to time, Eligible Accounts may be designated to be included as Supplemental Accounts, upon the mutual agreement of CFC and CompuCredit. CompuCredit and CFC shall also mutually determine the Addition Cut-Off Date and the Addition Date with respect to such Supplemental Accounts.

(b) On the Addition Date with respect to any designation of Supplemental Accounts, CFC shall purchase the Receivables in such Supplemental Accounts and the related Purchased Assets and such Supplemental Accounts shall be Accounts for purposes of this Agreement, subject to the satisfaction of the following conditions on such Addition Date:

(i) all Supplemental Accounts shall be Eligible Accounts as of the Addition Cut-Off Date;

(ii) CompuCredit shall have delivered to CFC copies of UCC-1 financing statements covering the Receivables arising in such Supplemental Accounts and the related Purchased Assets, if necessary to perfect CFC’s ownership interest in the Receivables arising therein and the related Purchased Assets;

(iii) CompuCredit shall have paid to CFC all Collections with respect to such Supplemental Accounts since the Addition Cut-Off Date;

(iv) as of each of the Addition Cut-Off Date and the Addition Date, no Insolvency Event with respect to CompuCredit shall have occurred nor shall the transfer to CFC of the Receivables arising in the Supplemental Accounts have been made in contemplation of the occurrence thereof;

(v) CompuCredit shall have delivered to CFC an Officer’s Certificate, dated the Addition Date, confirming the items set forth in clauses (i) through (iv) above;

(vi) the transfer of the Receivables arising in the Supplemental Accounts to CFC will not result in a material adverse effect on CFC and CompuCredit shall have delivered to CFC an Officer’s Certificate, dated the Addition Date, stating that CompuCredit reasonably believes that the transfer of the Receivables arising in the Supplemental Accounts to CFC will not have a material adverse effect on CFC; and

(vii) CompuCredit and CFC shall have entered into a duly executed written assignment, substantially in the form of Exhibit A (the “Supplemental Conveyance”).

Section 2.03. Addition of Automatic Additional Accounts.

(a) Prior to the Automatic Addition Termination Date or the Automatic Addition Suspension Date or after any Restart Date, all Accounts which meet the definition of Automatic Additional Accounts shall be included and are hereby designated as Accounts from and after the date upon which they are created and all Receivables in Automatic Additional Accounts, whether such Receivables are then existing or thereafter created, shall be automatically sold to CFC as provided in Section 2.01. For all purposes of this Agreement, all receivables relating to Automatic Additional Accounts shall be treated as Receivables upon the later of the date on which such Receivables are created and the date on which the Automatic Additional Accounts in which such Receivables arise are designated pursuant to Section 2.03. CompuCredit and CFC mutually may elect at any time to terminate the designation of Accounts as new accounts which would otherwise be Automatic Additional Accounts as of any Business Day (the “Automatic Addition Termination Date”), or suspend any such inclusion as of any Business Day (an “Automatic Addition Suspension Date”) until a date (the “Restart Date”) to be designated in writing by CompuCredit and CFC by delivering to the Servicer written notice of such election at least 10 days prior to such Automatic Addition Termination Date, Automatic Addition Suspension Date or Restart Date, as the case may be. Promptly after each of an Automatic Addition Termination Date, an Automatic Addition Suspension Date or Restart Date, CompuCredit and CFC agree to authorize, and CompuCredit agrees to file at its own expense, any amendments to the UCC financing statements referred to in Section 2.01 necessary to identify the Accounts then subject to this Agreement and, except in connection with any such filing made after a Restart Date, to release any security interest in the Receivables arising in any credit card accounts that would have been Automatic Additional Accounts created after the Automatic Addition Termination Date or Automatic Addition Suspension Date.

(b) On the Addition Date with respect to any Automatic Additional Accounts, CFC shall purchase the Receivables in such Automatic Additional Accounts and the related Purchased Assets (and such Automatic Additional Accounts shall be Accounts for purposes of this Agreement) as of the close of business on the applicable Addition Cut-Off Date, subject to the satisfaction of the following conditions on such Addition Date:

(i) all Automatic Additional Accounts shall be Eligible Accounts as of the Addition Cut-Off Date;

(ii) CompuCredit shall have paid to CFC all Collections with respect to such Automatic Additional Accounts since the Addition Cut-Off Date; and

(iii) as of each of the Addition Cut-Off Date and the Addition Date, no Insolvency Event with respect to CompuCredit shall have occurred, CompuCredit shall not be insolvent and the transfer of the Receivables arising in the Automatic Additional Accounts to CFC shall not have been made in contemplation of the occurrence of an Insolvency Event or the insolvency of CompuCredit.

Section 2.04. Representations and Warranties. CompuCredit hereby represents and warrants to CFC as of the Closing Date or the related Addition Date, as applicable, that the Account Schedule delivered pursuant to subsection 2.01(c) is true and complete in all material respects.

[END OF ARTICLE II]

ARTICLE III

CONSIDERATION AND PAYMENT

Section 3.01. Purchase Price.

(a) The “Purchase Price” for the Receivables and the related Purchased Assets conveyed to CFC under this Agreement shall be an amount equal to 100% of the aggregate balance of the Principal Receivables so conveyed, adjusted to reflect such factors as CompuCredit and CFC mutually agree will result in a Purchase Price determined to be the fair market value of such property. The Purchase Price for Receivables in the Initial Accounts as of the Closing Date and the related Purchased Assets shall be paid on the Closing Date, and the Purchase Price for all other Receivables and the related Purchased Assets conveyed to CFC under this Agreement shall be payable on a date mutually agreed between CompuCredit and CFC, but no later than the second Business Day following the calendar month in which such Receivables and the related Purchased Assets are conveyed by CompuCredit to CFC.

(b) The Purchase Price shall be paid in cash.

(c) Notwithstanding any other provision of this Agreement, CompuCredit shall not be obligated to sell Receivables or other Purchased Assets to CFC to the extent that CompuCredit is not paid the Purchase Price therefor as provided herein.

Section 3.02. Adjustments to Purchase Price. The Purchase Price shall be reduced on the second Business Day of each calendar month (a “Credit Adjustment”) with respect to any Receivable previously conveyed to CFC by CompuCredit which has since been reduced by CompuCredit or the Servicer because of a rebate, refund, unauthorized charge or billing error to a cardholder or because such Receivable was created in respect of merchandise which was refused or returned by a cardholder. The amount of such reduction shall equal the reduction in the balance of such Receivable resulting from the occurrence of such event. In the event that a reduction pursuant to this Section 3.02 causes the Purchase Price to be a negative number, CompuCredit shall, not later than 11:00 a.m., New York City time, on such date, pay to CFC cash in an amount equal to the amount by which the Credit Adjustment exceeds the unadjusted Purchase Price.

Section 3.03. Use of Name, Logo and Marks. CompuCredit does hereby grant to CFC a non-exclusive license to use the name “Aspire” and any other brand name owned by it and used in connection with the marketing or servicing of any of the Accounts and all related identifying trade or service marks, signs, symbols, logos, designs, servicing software, customer lists, and other intangibles in connection with the servicing of the Receivables purchased hereunder. The license granted shall be co-extensive with the term of the Agreement.

[END OF ARTICLE III]

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01. Representations and Warranties of CompuCredit.

(a) Representations and Warranties of CompuCredit Relating to CompuCredit. CompuCredit hereby represents and warrants to, and agrees with, CFC as of the Closing Date and on each Addition Date that:

(i) Organization and Good Standing. CompuCredit is a corporation duly organized and validly existing in good standing under the laws of the State of Georgia and has, in all material respects, full power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

(ii) Due Qualification. CompuCredit is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements) and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on CFC.

(iii) Due Authorization. The execution, delivery and performance by CompuCredit of this Agreement and any other document or instrument delivered pursuant hereto, including the Supplemental Conveyance executed on such Addition Date (such other documents or instruments, collectively, the “Conveyance Papers”), and the consummation by CompuCredit of the transactions provided for in this Agreement and the Conveyance Papers have been duly authorized by CompuCredit by all necessary corporate action on the part of CompuCredit.

(iv) No Conflict. The execution and delivery of this Agreement and the Conveyance Papers by CompuCredit, the performance by CompuCredit of the transactions contemplated by this Agreement and the Conveyance Papers, and the fulfillment by CompuCredit of the terms of this Agreement and the Conveyance Papers applicable to CompuCredit will not conflict with, violate or result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which CompuCredit is a party or by which it or any of its properties are bound.

(v) No Violation. The execution, delivery and performance of this Agreement and the Conveyance Papers by CompuCredit and the fulfillment by CompuCredit of the terms contemplated herein and therein applicable to

CompuCredit will not conflict with or violate any Requirements of Law applicable to CompuCredit.

(vi) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of CompuCredit, threatened, against CompuCredit, before any Governmental Authority (i) asserting the invalidity of this Agreement or the Conveyance Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Conveyance Papers, (iii) seeking any determination or ruling that, in the reasonable judgment of CompuCredit, would materially and adversely affect the performance by CompuCredit of its obligations under this Agreement or the Conveyance Papers or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Conveyance Papers.

(vii) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by CompuCredit in connection with the execution and delivery by CompuCredit of this Agreement and the Conveyance Papers and the performance by CompuCredit of the transactions contemplated by this Agreement or the Conveyance Papers have been duly obtained, effected or given and are in full force and effect.

(b) Notice of Breach. The representations and warranties set forth in subsection 4.01(a) shall survive the sale of the Purchased Assets to CFC. Upon discovery by CompuCredit or CFC of a breach of any of the representations and warranties set forth in subsection 4.01(a), the party discovering such breach shall give written notice to the other party within three Business Days following such discovery.

Section 4.02. Representations and Warranties of CompuCredit Relating to the Agreement and the Receivables.

(a) Representations and Warranties. CompuCredit hereby represents and warrants to CFC as of the Closing Date, and, with respect to clauses (vi), (vii) and (viii) below, on the dates set forth therein, that:

(i) this Agreement constitutes a legal, valid and binding obligation of CompuCredit enforceable against CompuCredit in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws or general principles of equity;

(ii) as of the Initial Cut-Off Date, the Account Schedule is an accurate and complete listing in all material respects of all the Accounts as of the Initial Cut-Off Date, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Initial Cut-Off Date;

(iii) each Receivable conveyed to CFC has been conveyed to CFC free and clear of any Lien;

(iv) all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by CompuCredit in connection with the conveyance of the Purchased Assets to CFC have been duly obtained, effected or given and are in full force and effect;

(v) this Agreement constitutes a valid sale, transfer and assignment to CFC of all right, title and interest of CompuCredit in the Purchased Assets and such sale is perfected under the UCC;

(vi) on the Initial Cut-Off Date, each Initial Account is an Eligible Account, and on the applicable Addition Cut-Off Date, each related Additional Account is an Eligible Account, each related Automatic Additional Account satisfies the conditions set forth in subsection 2.03(b), and each related Supplemental Account satisfies the conditions set forth in subsection 2.02(b);

(vii) on the applicable Addition Date, with respect to the related Additional Accounts, each Receivable contained in such Additional Account on such Addition Date and conveyed to CFC on such Addition Date is an Eligible Receivable;

(viii) as of the date of the creation of any new Receivable in any Account, such Receivable is an Eligible Receivable; and

(ix) no selection procedures believed by CompuCredit to be materially adverse to the interests of CFC have been used in selecting the Accounts.

(b) Notice of Breach. The representations and warranties set forth in subsection 4.02(a) shall survive the sale of the Purchased Assets to CFC. Upon discovery by either CompuCredit or CFC of a breach of any of the representations and warranties set forth in subsection 4.02(a), the party discovering such breach shall give written notice to the other party within three Business Days following such discovery; provided that the failure to give notice within three Business Days does not preclude subsequent notice. CompuCredit hereby acknowledges that CFC intends to rely on the representations hereunder in connection with representations made by CFC to secured parties, assignees or subsequent transferees.

Section 4.03. Representations and Warranties of CFC.

(a) Representations and Warranties. As of the Closing Date and each Addition Date, CFC hereby represents and warrants to, and agrees with, CompuCredit that:

(i) Organization and Good Standing. CFC is a corporation duly organized and validly existing under the laws of the State of Nevada and has, in all material respects, full power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted and to execute, deliver and perform its obligations under this Agreement.

(ii) Due Authorization. The execution and delivery by CFC of this Agreement and the Conveyance Papers to which CFC is a party and the consummation by CFC of the transactions provided for in this Agreement and the Conveyance Papers to which CFC is a party have been duly authorized by CFC by all necessary corporate action on the part of CFC.

(iii) No Conflict. The execution and delivery by CFC of this Agreement and the Conveyance Papers to which CFC is a party, the performance by CFC of the transactions contemplated by this Agreement and the Conveyance Papers to which CFC is a party, and the fulfillment by CFC of the terms of this Agreement and the Conveyance Papers to which CFC is a party applicable to CFC, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which CFC is a party or by which it or any of its properties are bound.

(iv) No Violation. The execution, delivery and performance of this Agreement and the Conveyance Papers to which CFC is a party by CFC and the fulfillment by CFC of the terms contemplated herein and therein applicable to CFC will not conflict with or violate any Requirements of Law applicable to CFC

(v) No Proceedings. There are no proceedings or investigations pending or, to the knowledge of CFC, threatened, against CFC, before any Governmental Authority (i) asserting the invalidity of this Agreement or the Conveyance Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Conveyance Papers, (iii) seeking any determination or ruling that, in the reasonable judgment of CFC, would materially and adversely affect the performance by CFC of its obligations under this Agreement or the Conveyance Papers to which CFC is a party or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Conveyance Papers.

(vi) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by CFC in connection with the execution and delivery by CFC of this Agreement and the Conveyance Papers to which it is a party and the performance by CFC of the transactions contemplated by this Agreement and the Conveyance Papers to which it is a party have been duly obtained, effected or given and are in full force and effect.

(b) Notice of Breach. The representations and warranties set forth in subsection 4.03(a) shall survive the Conveyance of the Purchased Assets to CFC. Upon discovery by CFC or CompuCredit of a breach of any of the representations and warranties set forth in subsection 4.03(a), the party discovering such breach shall give prompt written notice to the other party.

[END OF ARTICLE IV]

ARTICLE V

COVENANTS

Section 5.01. Covenants of CompuCredit. CompuCredit hereby covenants and agrees with CFC as follows:

(a) Receivables Not To Be Evidenced by Instruments. Except in connection with its enforcement or collection of a Receivable, CompuCredit will take no action to cause any Receivable sold to CFC hereunder to be evidenced by any instrument (as defined in the applicable UCC) and if any Receivable is so evidenced as a result of any action by CompuCredit it shall be deemed to be an Ineligible Receivable in accordance with Section 6.01.

(b) Security Interests. Except for the conveyances hereunder, CompuCredit will not sell, pledge, assign or transfer to any other Person, or take any other action inconsistent with CFC’s ownership of the Purchased Assets or grant, create, incur, assume or suffer to exist any Lien arising through or under CompuCredit on, any Purchased Asset, whether now existing or hereafter created, and CompuCredit shall not claim any ownership interest in any Purchased Asset and shall defend the right, title and interest of CFC in, to and under the Purchased Assets, whether now existing or hereafter created, against all claims of third parties claiming through or under CompuCredit.

(c) Account Allocations. In the event that CompuCredit is unable for any reason to sell Receivables to CFC in accordance with the provisions of this Agreement (including by reason of the application of the provisions of Section 8.02 or any order of any Governmental Authority), then CompuCredit agrees (except as prohibited by any such order or any Requirement of Law) to allocate and pay to CFC, after the date of such inability, all Collections with respect to Receivables previously sold to CFC. To the extent that it is not clear to CompuCredit whether collections relate to a Receivable that was sold to CFC or to a receivable that CompuCredit is unable to sell to CFC, CompuCredit agrees that it shall allocate payments on each Account with respect to the balance of such Account first to the oldest balance of such Account. Notwithstanding any cessation of the sale to CFC of additional Principal Receivables, Principal Receivables sold to CFC prior to the occurrence of the event giving rise to such inability, Collections in respect of such Principal Receivables, Finance Charge Receivables whenever created that accrue in respect of such Principal Receivables, and Collections in respect of such Finance Charge Receivables, shall continue to be property of CFC.

(d) Delivery of Collections. In the event that CompuCredit receives Collections (or any other amounts in respect of the Purchased Assets), CompuCredit agrees to pay to CFC (or to the Servicer if CFC so directs) all such Collections as soon as practicable after receipt thereof.

(e) Notice of Liens. CompuCredit shall notify CFC promptly after becoming aware of any Lien arising through or under it on any Purchased Asset other than the conveyances hereunder.

(f) Documentation of Transfer. CompuCredit shall file the documents which are necessary to perfect and maintain the perfection and priority of CFC’s ownership interest in the Purchased Assets.

(g) Conduct of Business. CompuCredit shall do all things necessary to remain duly organized, validly existing and in good standing as a domestic corporation in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(h) Compliance with Laws. CompuCredit will comply with all material laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its respective properties may be subject.

(i) Sale Treatment. CompuCredit will not account for (including for accounting purposes), or otherwise treat, the transactions contemplated by this Agreement in any manner other than as a sale of the Purchased Assets by CompuCredit to CFC.

(j) No Sales, Liens, Etc. Except as contemplated hereunder, CompuCredit will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien arising through or under CompuCredit upon any of the Purchased Assets.

(k) No Change in Business or Credit Guidelines. CompuCredit will not make any change in the character of its business or in the Credit Card Guidelines, which change would, in either case, be reasonably expected to impair the collectibility of the Receivables or have a material adverse effect on the condition (financial or otherwise), business or properties of CompuCredit or the ability of CompuCredit to perform its obligations hereunder.

(l) Protection of Interest in Purchased Assets. CompuCredit shall authorize, execute and file such financing statements, continuation statements, amendments to financing statements and any other documents reasonably requested by CFC or its successors and assigns or which may be required by law to maintain the perfection and priority of the ownership interest of CFC in and to the Purchased Assets.

(m) Affinity Card Agreement. CompuCredit shall promptly deliver to CFC copies of all material changes or amendments to any Affinity Agreement, and in the case of any change or amendment to any such agreement that may have a material adverse effect on CFC, CFC shall have consented to such change or amendment prior to the effectiveness thereof.

(n) Bank Numbers. CompuCredit shall not, and shall not permit Columbus Bank or any other Account Owner to, change the bank number of any Account to a bank number not specified in Schedule I unless, prior to such change, CompuCredit (i) has given CFC prior written notice thereof and (ii) has made all filings (including filings under the applicable UCC) and shall have taken all other action under applicable law in each relevant jurisdiction in order to maintain the perfection and priority of CFC’s ownership interest in the Receivables arising in such Accounts and the related Purchased Assets.

Section 5.02. Covenants of CompuCredit with Respect to Receivables Purchase Agreements. CompuCredit, in its capacity as purchaser of Receivables from Columbus Bank or any other Account Owner pursuant to an Affinity Agreement between CompuCredit and Columbus Bank or any other Account Owner, hereby covenants that CompuCredit will at all times enforce the covenants and agreements of Columbus Bank or any other Account Owner in each such Affinity Agreement.

CFC covenants that it will provide CompuCredit with such information as CompuCredit may reasonably request to enable CompuCredit to determine compliance with the covenants contained in this Section.

[END OF ARTICLE V]

ARTICLE VI

INDEMNITY AND REPURCHASE OBLIGATION

Section 6.01. Indemnity for Ineligible Receivables. In the event any representation or warranty under subsection 4.02(a)(ii), (iv), (v), (vi), (vii), (viii) or (ix) is not true and correct in any material respect as of the date specified therein with respect to any Receivable or the related Account or at the time of the sale of a Receivable to CFC, CFC does not have good and marketable title thereto or such Receivable is not free and clear of all Liens granted by or arising through CompuCredit (such Receivables, “Ineligible Receivables”), CompuCredit shall indemnify CFC for any loss directly resulting from CompuCredit’s breach of such representation or warranty; provided, however, that in no event shall the amount of such indemnity exceed the Purchase Price paid for such Receivable.

Section 6.02. Reassignment of Noteholders’ Interest in Trust Portfolio. In the event any representation or warranty set forth in subsection 4.01(a) or subsection 4.02(a)(i) is not true and correct in any material respect, CompuCredit shall be obligated to accept a reassignment of such Receivables from CFC on the terms set forth below.

CompuCredit shall pay to CFC in immediately available funds, not later than 11:00 a.m., New York City time, on the fifth Business Day after the day on which CompuCredit receives notice of such reassignment obligation, in payment for such reassignment, an amount equal to the aggregate outstanding balance of Principal Receivables as of the close of business on the day immediately preceding the date on which payment is made. Upon such payment on such date, CFC shall automatically and without further action sell, transfer, assign, set-over and otherwise convey to CompuCredit, without recourse, representation or warranty, all the right, title and interest of CFC in and to the Receivables, all Interchange, Insurance Proceeds, Recoveries, and other Collections related thereto, all monies and amounts due or to become due with respect thereto, all proceeds thereof, and all Purchased Assets related thereto. CFC shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by CompuCredit to effect the conveyance of such property pursuant to this paragraph.

Section 6.03. Indemnity for Collections Setoff Pursuant to Affinity Agreement. In the event that any Collections or any funds that would otherwise be Collections conveyed to CFC pursuant to Section 2.01 are not received by CFC as a result of a setoff, holdback, or deduction by an Account Owner pursuant to the related Affinity Agreement, CompuCredit shall promptly pay CFC the amount not received by CFC and indemnify CFC for any loss directly resulting from such setoff, holdback, or deduction.

[END OF ARTICLE VI]

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.01. Conditions to CFC’s Obligations Regarding Initial Receivables. The obligations of CFC to purchase the Receivables in the Initial Accounts on the Closing Date shall be subject to the satisfaction of the following conditions:

(a) All representations and warranties of CompuCredit contained in this Agreement shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on such date;

(b) All information concerning the Initial Accounts provided to CFC shall be true and correct as of the Initial Cut-Off Date in all material respects;

(c) CompuCredit shall have (i) delivered to CFC an Account Schedule containing a true and complete list of all Initial Accounts identified by bank identification number, bank number and account number and by the Receivables balance as of the Initial Cut-Off Date and (ii) substantially performed all other obligations required to be performed by it by the provisions of this Agreement;

(d) CompuCredit shall have authorized and filed, at its expense, any financing statement with respect to the Purchased Assets now existing and hereafter created meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect the sale of the Purchased Assets by CompuCredit to CFC, and shall deliver a file-stamped copy of such financing statements or other evidence of such filings to CFC; and

(e) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to CFC, and CFC shall have received from CompuCredit copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as CFC may reasonably have requested.

Section 7.02. Conditions Precedent to CompuCredit’s Obligations. The obligations of CompuCredit to sell the Receivables in the Initial Accounts on the Closing Date shall be subject to the satisfaction of the following conditions:

(a) All representations and warranties of CFC contained in this Agreement shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on such date;

(b) Payment or provision for payment of the Purchase Price in accordance with the provisions of Section 3.01 shall have been made; and

(c) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to CompuCredit, and CompuCredit shall have received from CFC copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as CompuCredit may reasonably have requested.

[END OF ARTICLE VII]

ARTICLE VIII

TERM AND PURCHASE TERMINATION

Section 8.01. Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue until such date as may be mutually agreed by CFC and CompuCredit.

Section 8.02. Purchase Termination. If CompuCredit shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or if a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of CompuCredit in an involuntary case under any Debtor Relief Law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of CompuCredit or for any substantial part of CompuCredit’s property, or for the winding-up or liquidation of CompuCredit’s affairs and, if instituted against CompuCredit, any such proceeding shall continue undismissed or unstayed and in effect for a period of 60 consecutive days or upon entry of any order or decree providing for such relief, or any of the actions sought in such proceeding shall occur; or if CompuCredit shall commence a voluntary case under any Debtor Relief Law, or if CompuCredit shall consent to the entry of an order for relief in an involuntary case under any Debtor Relief Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of, or for, any substantial part of its property, or CompuCredit shall make any general assignment for the benefit of its creditors; or CompuCredit shall have taken any corporate action in furtherance of any of the foregoing actions (each an “Insolvency Event”); then CompuCredit shall immediately cease to transfer Principal Receivables to CFC and shall promptly give notice to CFC of such Insolvency Event. Notwithstanding any cessation of the transfer to CFC of additional Principal Receivables, Principal Receivables transferred to CFC prior to the occurrence of such Insolvency Event, Collections in respect of such Principal Receivables, Finance Charge Receivables whenever created, accrued in respect of such Principal Receivables, and Collections in respect of such Finance Charge Receivables shall continue to be property of CFC.

[END OF ARTICLE VIII]

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01. Amendment. This Agreement and the rights and obligations of the parties hereunder may not be changed orally, but only by an instrument in writing signed by CFC and CompuCredit in accordance with this Section 9.01. This Agreement may be amended from time to time by CFC and CompuCredit (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, (iii) to add any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement, (iv) to change or modify the Purchase Price and (v) to change, modify, delete or add any other obligation of CompuCredit or CFC. Any reconveyance executed in accordance with the provisions hereof shall not be considered to be an amendment to this Agreement.

Section 9.02. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.03. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, to (a) in the case of CompuCredit, 245 Perimeter Center Parkway, Suite 600, Atlanta, Georgia 30346, Attention: General Counsel (facsimile no. (770) 206-6187) or (b) in the case of CFC, CompuCredit Funding Corp. III, 3993 Howard Hughes Parkway, Suite 250 Office 210, Las Vegas, Nevada 89109, Attention Rebecca Howell (facsimile no. (702) 866-2244), with a copy to Lionel, Sawyer & Collins, 50 W. Liberty Street, Suite 1100, Reno, NV 89501, Attention: Colleen Dolan, Esq., or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

Section 9.04. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 9.05. Assignment. Notwithstanding anything to the contrary contained herein, other than as provided in Section 9.06, this Agreement may not be assigned by the parties hereto; provided, however, that CompuCredit shall have the right to assign its right, title and interest in, to and under this Agreement to (i) any successor by merger assuming this Agreement or (ii) any entity.

Section 9.06. Acknowledgement and Agreement of CompuCredit. CompuCredit expressly acknowledges and agrees that all of CFC’s right, title, and interest in, to, and under this

Agreement, including, without limitation, all of CFC’s right, title, and interest in and to the Purchased Assets, will be assigned by CFC to an issuer of asset-backed securities and such issuer will grant a security interest therein to an indenture trustee for the benefit of the noteholders and any series enhancers, and CompuCredit consents to such assignments. CompuCredit further agrees that notwithstanding any claim, counterclaim, right of setoff or defense which it may have against CFC, due to a breach by CFC of this Agreement or for any other reason, and notwithstanding the bankruptcy of CFC or any other event whatsoever, CompuCredit’s sole remedy shall be a claim against CFC for money damages, and then only to the extent of funds available to CFC, and in no event shall CompuCredit assert any claim on or any interest in the Purchased Assets or take any action which would reduce or delay receipt by CFC or such issuer of collections with respect to the Purchased Assets. Additionally, CompuCredit agrees that any amounts payable by CompuCredit to CFC hereunder which are to be paid by CFC to such issuer shall be paid by CompuCredit, at the written request of CFC, directly to the issuer.

Section 9.07. Further Assurances. CFC and CompuCredit agree to do and perform, from time to time, any and all acts and to authorize and execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of this Agreement, including, without limitation, the authorization and execution of any financing statements, amendments thereto, or continuation statements or equivalent documents relating to the Purchased Assets for filing under the provisions of the UCC or other law of any applicable jurisdiction.

Section 9.08. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of CFC or CompuCredit, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 9.09. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 9.10. Binding; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

Section 9.11. Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the Conveyance Papers set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the Conveyance Papers. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 9.12. Headings. The headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 9.13. Schedules and Exhibits. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 9.14. Survival of Representations and Warranties. All representations, warranties and agreements contained in this Agreement shall remain operative and in full force and effect and shall survive conveyance of the Purchased Assets by CFC to an issuer of asset-backed securities and the grant of a security interest therein by such issuer to an indenture trustee.

Section 9.15. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, CompuCredit shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause CFC to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against CFC under any Debtor Relief Law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of CFC or any substantial part of its property or ordering the winding-up or liquidation of the affairs of CFC.

[END OF ARTICLE IX]

IN WITNESS WHEREOF, CompuCredit and CFC have caused this Receivables Purchase Agreement to be duly executed by their respective officers as of the date first above written.

COMPUCREDIT CORPORATION

By:	/s/ William R. McCamey
Name: William R. McCamey
Title: Treasurer

COMPUCREDIT FUNDING CORP. III

By:	/s/ Rebecca Howell
Name: Rebecca Howell
Title: Assistant Secretary